SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



   Date of Report (Date of earliest event reported) November 16, 2000
                         BICO, INC.
   (Exact name of registrant as specified in its charter)


 Pennsylvania                      0-10822                 25-1229323
(State of other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                        Identification No.)


       2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
        (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (412) 429-0673




      _________________________________________________________
               (Former name or former address,
                if changes since last report.)












Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. subsidiary, ViaCirQ, Inc. a leading developer and marketer of extracorporeal hyperthermia medical devices, announced that it has commenced a study with Wake Forest University Baptist Medical Center utilizing the ThermoChem-HT System and related disposables to deliver intraperitoneal hyperthermia (IPH) in combination with cytoreductive surgery and chemotherapy in the primary treatment of ovarian cancer.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                         SIGNATURES

      Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  November 16, 2000





   BICO SUBSIDIARY VIACIRQ INC. COMMENCES STUDY IN PRIMARY
                 TREATMENT OF OVARIAN CANCER

         Pittsburgh, PA - November 16, 2000 - BICO, Inc. (OTCBB:BIKO) subsidiary ViaCirQ, Inc., a leading developer and marketer of extracorporeal hyperthermia medical devices, announced that it has commenced a study with Wake Forest University Baptist Medical Center utilizing the ThermoChem-
HT System and related disposables to deliver intraperitoneal hyperthermia (IPH) in combination with cytoreductive surgery and chemotherapy in the primary treatment of ovarian cancer.
      Ovarian  cancer is the leading cause of death  in  the
United  States  from  gynecologic malignancies.   There  are
approximately 26,600 new cases and 14,500 deaths annually.
      The majority of patients have advanced disease at the time of diagnosis, which remains confined to the peritoneal cavity for extended periods of time.
      Approximately 75% of patients with advanced disease respond to therapy and at the completion of postoperative
chemotherapy,  50%  are  clinically  without   evidence   of
disease. At second-look reassessment surgery, 50% of these patients have persistent disease requiring salvage therapy. Prevention of progressive/recurrence is a major hurdle in the management of ovarian cancer.
      As the only study of its kind in the United States, intraperitoneal hyperthermia will be administered by the ThermoChem-HT System as an adjunct to chemotherapy following the hysterectomy and cytoreductive surgery and repeated 6 months later during second-look surgery if the patient has no residual disease.
      Dr. Samuel Lentz, a Gynecologic Oncologist at Wake Forest, located in Winston-Salem, North Carolina, states,
"The   majority   of  failures  in  ovarian  cancer   remain
intraperitoneal. Methods of improving `local control' need to be developed. This study is an innovative approach in
the    management    of    ovarian   carcinoma,    combining
intraperitoneal hyperthermia which is known to be cytotoxic alone with a standard of drug used in ovarian cancer, carboplatin."
     ViaCirQ received FDA clearance to market the ThermoChem-HT System to raise the core temperature of the abdominal cavity to the desired targeted temperature in the 41C (105.8F) to 42C (107.6F) range by continuously lavaging the abdomen with circulating sterile solution. Intraperitoneal hyperthermia is used as adjunctive therapy with surgery and
chemotherapy    to    treat   patients    with    peritoneal
carcinomatosis (advanced cancer of the abdomen).
      This treatment was developed clinically at Wake Forest University Baptist Medical Center and is now offered as a
standard-of-care  for peritoneal carcinomatosis.   Five-year
data shows patients undergoing this treatment live longer and have a better quality of life. ViaCirQ has recently entered into a 3-year agreement with the Medical Center to provide the ThermoChem-HT System for all Intraperitoneal Hyperthermia (IPH) procedures.
     A major research center, Wake Forest University Baptist
Medical   Center,   with   the  ThermoChem-HT   System   and
disposables for all IPH, provides many of the latest treatments to patients and leads the way in researching new and promising therapies of tomorrow.
      BICO, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of
biomedical  devices  and  environmental  solutions.   BICO's
subsidiary, ViaCirQ, Inc., also located in Pittsburgh, PA, holds the exclusive worldwide marketing and manufacturing rights to the ThermoChem-HT System and related disposables for regional hyperthermia and the ThermoChem System and related disposables for whole body hyperthermia.

FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com